Exhibit 99.1	FOR IMMEDIATE RELEASE

Contact: David Asai

Chief Financial Officer

Tel: 703/925-6337

Email: david_asai@learningtree.com

LEARNING TREE INTERNATIONAL ANNOUNCES

SECOND QUARTER 2017 RESULTS

HERNDON, VA., May 11, 2017 – Learning Tree International, Inc. (OTCQX: LTRE) announced today its revenues and results of operations for its second quarter 2017, which ended March 31, 2017.

In its second quarter of fiscal year 2017, Learning Tree reported revenues of $16.1 million, loss from operations of $2.1 million, and a net loss of $2.3 million, or $(0.18) per share. The loss from operations in the second quarter of fiscal year 2017 includes an additional restructuring charge of $0.4 million related to our Reston, Virginia facility due to changes in estimates used to calculate the original charge. Excluding the restructuring charge, the loss from operations would have been $1.7 million. These results compare with revenues of $18.7 million, loss from operations of $5.2 million, and net loss of $5.4 million, or $(0.41) per share, in Learning Tree’s second quarter of fiscal year 2016. The 14.0% decline in revenues for our second quarter of fiscal year 2017 when compared to the second quarter of fiscal year 2016, was more than offset by a 23.9% reduction in cost of revenues resulting in a 6.8% increase in gross profit quarter over quarter. Total operating expenses excluding the restructuring charge decreased 27.9% quarter over quarter, from $11.3 million to $8.1 million.

For the first six months of fiscal year 2017, Learning Tree reported revenues of $34.6 million, loss from operations of $2.6 million, and a net loss of $2.7 million, or $(0.21) per share. These results compare with revenues of $38.8 million, loss from operations of $7.5 million, and a net loss of $7.7 million, or $(0.58) per share, for the first six months of fiscal year 2016. The results for the first six months of fiscal year 2017 include the $0.4 million restructuring charge described above.

Our liquidity and working capital needs have historically been funded through our cash and cash equivalents. At March 31, 2017, our capital resources consisted of cash and cash equivalents of $5.3 million. We have entered into a financing and security agreement with Action Capital Corporation (“Action Capital”) that provides us with access to borrow through advances of funds up to a maximum aggregate principal amount of $3.0 million. To date, we have not borrowed any funds under the financing and security agreement. We are continuing to work to further improve our liquidity position and are evaluating additional sources of capital and financing. However, there is no assurance that additional capital and/or financing will be available to us, and even if available, whether it will be on terms acceptable to us or in amounts required.

Conference Call and Webcast

Learning Tree will host an investor conference call to discuss its results for the second quarter and future outlook at 4:30 p.m. ET, May 11, 2017. To participate, call (888) 419-5570 or +1 (617) 896-9871 (International Callers) and enter pass code: 218 492 62 at least five minutes before 4:30pm (ET) / 1:30pm (PT) on Thursday, May 11, 2017; or, go to Learning Tree’s Investor website at www.learningtree.com/investor to gain access and listen to the live webcast. A webcast replay of the investor conference call will be available for 90 days via the Internet through the Investor Relations section of Learning Tree’s website at www.learningtree.com/investor. We have also filed our Quarterly Report on Form 10-Q for our second quarter of fiscal year 2017 with the Securities and Exchange Commission (“SEC”) which is available at the SEC's Internet site (http://www.sec.gov).

About Learning Tree International, Inc.

Established in 1974, Learning Tree is a leading provider of IT training to business and government organizations worldwide. Learning Tree provides Workforce Optimization Solutions — a modern approach to delivering learning and development services that improves the adoption of skills, and accelerates the implementation of technical and business processes required to improve IT service delivery. These services include: needs assessments, skill gaps analyses, blended learning solutions, and Project Acceleration Workshops.

Over 2.4 million professionals have enhanced their skills through Learning Tree’s extensive library of proprietary and partner content on topics including: web development, cyber security, program and project management, Agile, operating systems, networking, cloud computing, leadership, and more.

To learn more, call 1-888-THE-TREE (843-8733) or visit LearningTree.com

Non-GAAP Financial Measures

The non-GAAP financial measures related to the exclusion of the restructuring charge presented in the first paragraph are used by our management and our Board of Directors, in addition to our GAAP results, to facilitate the assessment of our financial performance and to assess our performance compared to our annual budget and strategic plans. These non-GAAP financial measures complement our GAAP reporting and are presented to provide investors, analysts and others information that we use to manage and evaluate our performance. This information supplements our GAAP reported results, and should not be viewed in isolation from, or as a substitute for, our GAAP results. Accordingly, this financial information should be read in conjunction with our consolidated financial statements, and notes thereto, included in our quarterly reports on Form 10-Q and our annual report on Form 10-K.

Cautionary Statement Regarding Forward Looking Statements

The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on Learning Tree. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of Learning Tree. There can be no assurance that future developments affecting Learning Tree will be the same as those anticipated. Learning Tree cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Investors should not put undue reliance on these forward-looking statements, since they are based on key assumptions about future risks and uncertainties. Some of these risks and uncertainties that could affect Learning Tree and its business include, but are not limited to the following: our ability to continue as a going concern; our ability to obtain additional liquidity in amounts and on terms acceptable to the Company; our ability to reverse our trend of declining year over year revenues, negative cash flows from operations, and maintain liquidity; our ability to successfully implement our new strategies to increase revenue and to achieve our cost reduction goals; competition; international operations, including currency fluctuations; attracting and retaining qualified personnel; intellectual property, including having to defend potential infringement claims; implementation of partnerships with third party providers of courses and or course material; efficient delivery and scheduling of Learning Tree's courses; technology development and new technology introduction; the timely development, introduction, and customer acceptance of our courses and other products; a majority of our outstanding common stock is beneficially owned by our chairman and his spouse; risks associated with cyber security; changing economic and market conditions; and adverse weather conditions, strikes, acts of war or terrorism and other external events. Learning Tree is not undertaking any obligation to update forward-looking statements contained herein to reflect future events, developments or changed circumstances.

In order to help the reader assess the factors and risks in Learning Tree's business that could cause actual results to differ materially from those expressed in the forward looking statements, Learning Tree discusses in its 2016 Annual Report on Form 10-K (“Form 10-K”), those risks in Item 1A, “Risk Factors”, as well as in its other filings with the SEC. Please read the Form 10-K, including the Risk Factors included therein, which is filed with the SEC and available at the SEC's Internet site (http://www.sec.gov).

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Release Summary: Learning Tree International announced today its revenues and results of operations for its second quarter of fiscal year 2017, which ended March 31, 2017.

Table 1

LEARNING TREE INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(all amounts in thousands, except per share data)

	Three Months Ended		Six Months Ended
	March 31,	April 1,	March 31,	April 1,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Revenues	$16,071	$18,688	$34,623	$38,819
Cost of revenues	9,630	12,659	20,218	24,513
Gross profit	6,441	6,029	14,405	14,306

Operating expenses:
Course development	752	1,322	1,521	2,636
Sales and marketing	3,485	4,890	7,062	9,509
General and administrative	3,880	5,044	8,002	9,658
Restructuring Charge	386	-	386	-
Total operating expenses	8,503	11,256	16,971	21,803

Loss from operations	(2,062)	(5,227)	(2,566)	(7,497)
Other income (expense), net	(111)	(85)	90	(9)
Loss from operations before income taxes	(2,173)	(5,312)	(2,476)	(7,506)
Provision for income tax	176	59	252	144

Net loss	$(2,349)	$(5,371)	$(2,728)	$(7,650)

Loss per share basic and diluted:
Basic and diluted loss per share	$(0.18)	$(0.41)	$(0.21)	$(0.58)

 Table 2

LEARNING TREE INTERNATIONAL, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(all amounts in thousands)

	March 31,	September 30,
	2017	2016
	(unaudited)

Cash and cash equivalents	$5,327	$8,540
Trade accounts receivable, net	7,283	9,538
Prepaid expenses and other	3,471	3,548
Total current assets	16,081	21,626
Depreciable assets, net and other	8,974	9,981
Total assets	$25,055	$31,607

Accounts payable and accrued liabilities	$10,876	$11,149
Deferred revenues	17,824	21,017
Total current liabilities	28,700	32,166
Other long term liabilities	9,120	9,230
Total liabilities	37,820	41,396

Stockholders' equity	(12,765)	(9,789)
Total liabilities and stockholders' equity	$25,055	$31,607